Exhibit 10.21

MASTER SERVICES AGREEMENT

This Master Services Agreement (this "Agreement") is entered into this September 12, 2013, (the "Effective Date") by and between Sonexus Health, LLC and its affiliates, a Texas Limited Partnership having its principal place of business at 2730 S. Edmonds Lane, Ste. 300, Lewisville, TX 75067 ("Vendor"), and Dyax Corp., 55 Network Drive, Burlington, MA 01803, (“Company”), (each a “Party” and together, the “Parties”).

WHEREAS, COMPANY is engaged in the clinical development and manufacturing of biological therapeutic products, including Kalbitor® (the “Product”)

WHEREAS, VENDOR desires to provide services to COMPANY as set forth more specifically on the SOWs attached hereto (the “Services”);

NOW, THEREFORE, in consideration of the foregoing premises, and of the mutual covenants and undertakings contained herein and for such other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.	SERVICES

1.1.          VENDOR will provide Services to COMPANY as set forth on SOWs attached hereto. In the event of a conflict between this Agreement and SOWs attached hereto, the terms of the SOWs shall prevail except as otherwise expressly agreed by the parties in writing.

1.2          VENDOR shall conduct all Services under this Agreement and SOWs in accordance with Standard Operating Procedures (“SOPs”) and other COMPANY specific work instructions (“COMPANY Instructions”) applicable to such activities, as established by COMPANY from time to time. Such SOPs and COMPANY Instructions are the property of COMPANY.

1.3          All obligations and services to be performed by VENDOR under this Agreement shall be solely performed by VENDOR and VENDOR shall not outsource or subcontract any of its obligations hereunder without COMPANY’s prior written consent.

1.4          All written materials and other items which VENDOR intends to distribute to any third parties, including without limitation to patients, healthcare providers, the FDA or any other regulatory agency, in connection with or relating to the performance of the Services must be pre-approved by COMPANY in writing. All internal training material used by VENDOR in connection with the performance of the Services must be pre-approved by COMPANY in writing.

2.	INVOICES AND PAYMENT

2.1.          Except as otherwise set forth on the SOWs attached hereto, VENDOR will invoice COMPANY for the Services rendered on a monthly basis. The Monthly Fee shall be payable by COMPANY within thirty (30) days of receipt of VENDOR’S invoice for Services for the prior month. If COMPANY disputes a portion of an invoice, COMPANY agrees to timely pay the undisputed portion of such invoice in accordance with this Section 2.1, and VENDOR’ acceptance of such partial payment will not waive any of its rights as to the remaining balances nor in any way constitute accord and satisfaction. COMPANY will notify VENDOR of any disputed charges in writing within fifteen (15) calendar days of the invoice date covering such charges. In the absence of any such notice of dispute, all invoices will be deemed to be correct and due in full upon receipt.

3.	WARRANTIES

3.1.          VENDOR warrants to COMPANY that the Services will be performed in a professional manner. VENDOR further warrants to COMPANY that the Services will comply with any applicable law, rule or regulation as of the date such Services are performed by VENDOR.

3.2.          COMPANY represents and warrants to VENDOR that COMPANY will comply with all federal, state and local laws, rules and regulations applicable to the Program, (all as such terms are defined in the SOWs), and any other obligations, actions or omissions of COMPANY in connection with this Agreement.

3.3.          VENDOR represents and warrants to COMPANY that VENDOR will comply with all federal, state and local laws, rules and regulations applicable to the Program, (all as such terms are defined in the SOWs), and any other obligations, actions or omissions of VENDOR in connection with this Agreement.

3.4          The parties mutually represent and warrant to each other that the service fees paid to VENDOR in connection with the Services are intended solely for payment for the Services and (i) are not intended in any way as remuneration for VENDOR to use, purchase, or recommend any COMPANY product or service, except as otherwise provided for in this Agreement, (ii) represent the fair market value for the Services based upon arms-length negotiations, (iii) are bona fide service fees that do not constitute a discount or other form of compensation that must be included in COMPANY’s reporting of pricing information for its product to the Centers for Medicare and Medicaid Services; (iv) are not intended in any way as payment related to a drug formulary and have not been negotiated or discussed between the parties in connection with any such drug formulary; and the Services do not involve the counseling or promotion of a business arrangement or other activity that violates any state or federal law.

3.5.           THE FOREGOING WARRANTIES ARE THE ONLY REPRESENTATIONS OR WARRANTIES MADE BY THE PARTIES, AND ARE MADE EXCLUSIVELY FOR THE BENEFIT OF THE OTHER PARTY IN LIEU OF ALL OTHER WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE.

4.	TERMINATION

4.1.          Unless otherwise specified in a SOW, Dyax may terminate this Agreement or any SOW for any reason or no reason upon giving the other party ninety (90) days' prior written notice. This Agreement may be earlier terminated by the mutual written agreement of both parties hereto.

4.1          This Agreement may be terminated by either party on written termination notice to the other party in the event of any material breach of this Agreement by the other, which is not cured within thirty (30) calendar days after delivery of written notice by the non-breaching party specifying such breach and requiring cure.

4.2          A party may immediately terminate this Agreement by written notice if the other party (a) makes an assignment for the benefit of creditors, (b) files a petition for reorganization or liquidation under any federal or state bankruptcy law, or any such petition is filed against such other party and is not withdrawn or dismissed within sixty (60) days after filing, (c) a receiver is appointed for any part of the other party’s assets and said appointment is not vacated within sixty (60) days, or (d) admits in writing its inability to pay its debts as they become due.

4.3.          Upon termination of this Agreement by either party, COMPANY will promptly pay VENDOR all fees owed to VENDOR with respect to Services provided pursuant to Section 1 hereof up through the effective date of such termination. In the event that COMPANY has previously made any payments to VENDOR with respect to any Services that have not yet been provided by VENDOR as of the effective date of such termination, VENDOR shall promptly (and in any event within 10 days) refund such payments to COMPANY upon the termination of this Agreement.

5.	DATA, PROPRIETARY AND CONFIDENTIAL INFORMATION; PATIENT PRIVACY AND ADVERSE EVENT REPORTING

5.1          All data collected in performing the Services under this Agreement or any SOW shall be owned by COMPANY. Upon expiration or termination of this Agreement or any SOW, COMAPANY will take ownership of all data collected by VENDOR, in a method mutually agreed upon by the parties.

5.2.          Nothing in this Agreement shall be construed to grant either party any license or proprietary interest in any proprietary systems, technology, ideas, analysis, information, research, materials, data, processes, techniques or concepts of the other party, and each party will retain all rights in and to intellectual property that it owned or developed prior to the date of this Agreement or acquired or developed after the date of this Agreement without reference to or use of the intellectual property of the other party. By way of clarification, all proprietary systems, databases and web-based applications of VENDOR, and any programming, software, routines, analytic tools, embedded logic or table structures associated therewith, that have been developed, customized, maintained, utilized and improved by VENDOR in connection with the Services are and will remain the property of VENDOR. In addition, any standard operating procedures or work rules specific to VENDOR and its proprietary systems, databases and applications that were developed by VENDOR are and will remain the property of VENDOR and will not be transferred to COMPANY upon any expiration or termination of this Agreement or the Services.

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5.3.          Each party agrees that any confidential trade secret or proprietary information, including but not limited to this Agreement, information concerning the other's price quotes, preliminary concepts, sales and/or marketing proposals, branding strategies, creative designs and concepts, technical data, web designs, trade secrets and know-how, research, product plans, products, customer technical requirements, software, services, suppliers, supplier lists, customers, employee lists, customer lists, markets, developments, inventions, processes, technology, designs, drawings, apparatus, techniques, marketing, forecasts, business strategy, finances or other business information, disclosed by the other party or made available by the other party, whether in writing or other tangible form, orally or otherwise (collectively, "Confidential Information") will not, without the disclosing party's authorization, be disclosed to any other party or used by the receiving party for its own benefit except as contemplated by this Agreement. Likewise, the recipient will not reverse engineer, disassemble or decompile any Confidential Information of the disclosing party. The recipient will notify the disclosing party if the recipient becomes aware of any unauthorized use or disclosure of the disclosing party’s Confidential Information, and the recipient will be responsible for any breach of confidentiality obligations by its employees, officers, directors, agents, contractors or other authorized representatives (or those of its affiliates). The recipient will protect the confidentiality of the Confidential Information using at least the same measures it takes to protect its own confidential information of like kind and will restrict access to Confidential Information to its personnel or other authorized agents or representatives on a need to know basis.

5.4.          Nothing in this Agreement will restrict either party's use of Confidential Information: (a) that is or becomes publicly available through no breach of this Agreement; (b) independently developed by it; (c) previously known to it without obligation of confidence; (d) acquired by it from a third party which is not, to its knowledge, under an obligation of confidence with respect to such information; or (e) is the subject of a written permission to disclose provided by the disclosing party. Notwithstanding any other provision of this Agreement, disclosure of Confidential Information shall not be precluded if such disclosure: (a) is in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof, provided, however, that the responding party shall first have given notice to the other party hereto in order that such other party may obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued and the responding party uses reasonable efforts to have such information be treated as confidential and under seal; (b) is otherwise required by law, including disclosure of this Agreement as may be required under the Securities Exchange Act; or (c) is otherwise necessary to establish rights or enforce obligations under this Agreement, but only to the extent that any such disclosure is necessary. If, in the absence of a protective order, other legal remedy or the receipt of a waiver by the disclosing party, the receiving party is nonetheless, in the opinion of the receiving party’s legal counsel, legally compelled to disclose Confidential Information to any tribunal or else stand liable for contempt or suffer other censure or penalty, the receiving party may, without liability hereunder, disclose to such tribunal only that portion of the Confidential Information which such counsel advises is legally required to be disclosed, provided that the receiving party exercises its good faith efforts to preserve the confidentiality of the Confidential Information including, without limitation, by cooperating with the disclosing party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded confidential treatment by such tribunal. Confidential Information will be returned or destroyed upon the earlier of: (i) the termination of this Agreement; or (ii) the disclosing party's request. Either party may retain, subject to the obligations of this Section 5, copies of Confidential Information for recordkeeping purposes.

5.5.          Each party acknowledges that, when it is the recipient, money damages would not be a sufficient remedy for the disclosing party in the event of any breach of these provisions and that the disclosing party is entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach. The recipient further agrees to waive any requirement for the posting of any bond in connection with any such remedy. Such remedy will be in addition to any other available remedies at law or in equity.

5.6.          VENDOR shall strictly maintain the confidentiality of all information which identifies any patient under this Agreement in accordance with all applicable local, state, and federal laws, including without limitation the Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”), and applicable regulations.

5.7          If at any time, VENDOR receives notice of an adverse event or product complaint related to the COMPANY’s pharmaceutical product, VENDOR shall notify COMPANY as soon as practicable, but in no event more than three (3) business days after the date of its receipt of notification of the adverse event or product complaint and no more than one (1) business day in respect of an adverse event that constitutes a serious adverse experience as that term is defined in 21 C.F.R. § 600.80. VENDOR shall direct any such notice to Dyax by telephone at 617-250-5588 or as otherwise set forth in applicable SOPs or COMPANY Instructions. Dyax shall have responsibility for collecting follow-up information in respect of a reported adverse event, for determining whether such information must be reported by COMPANY to FDA. VENDOR shall make all reasonable efforts to assist COMPANY with any follow-up investigation necessary to comply with applicable law with respect to reporting of an adverse event.

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6.	GOVERNMENT INQUIRIES; RECORDS AND AUDITS

6.1          If any governmental or regulatory authority (i) contacts VENDOR with respect to the Services; (ii) conducts, or gives notice of its intent to conduct, an inspection of VENDOR relating to COMPANY’s pharmaceutical product; (iii) takes, or gives notice to take, any other regulatory action alleging improper or inadequate practices with respect to any of VENDOR, which would adversely affect the Services; or (iv) serves upon VENDOR a subpoena related to the Services, VENDOR shall, to the extent legally permissible, notify COMPANY within one (1) business day or sooner if necessary to permit COMPANY to be present at, or otherwise participate in the inspection or government inquiry. Unless otherwise prohibited by applicable law or the governmental or regulatory authority, COMPANY shall have the right to be present at and to participate in any such governmental action with respect to the Services, and VENDOR shall provide COMPANY with copies of all documentation issued by any governmental or regulatory authority and proposed response thereto.

6.2          VENDOR shall keep complete and accurate books and records pertaining to VENDOR’s activities under this Agreement. Such books and records shall be retained for at least seven (7) years after the expiration or termination of this Agreement or for such longer period as may be required by applicable laws.

6.3          VENDOR shall permit COMPANY employees to access VENDOR’s facilities at any mutually agreed upon time during normal business hours to oversee operations relating to the Services provided hereunder. COMPANY, at its expense, may perform, or have an independent third party auditor perform audits of the records maintained by VENDOR and may observe, or have an independent third party auditor observe, the performance by VENDOR of the Services to ensure compliance with the terms of this Agreement and any applicable SOW. COMPANY shall provide VENDOR with at least ten (10) business days advance written notice of such audit, and shall conduct any audit during normal business hours in a manner that does not interfere with VENDOR’s normal business operations. VENDOR and COMPANY shall discuss the results of any such audits and VENDOR shall implement all corrective measures reasonably requested by COMPANY.

6.	ASSIGNMENT

Neither party will have the right to assign this Agreement without the other party's prior written consent, and any attempt to do so will be void; provided, however, that either party will have the right to assign this Agreement to any affiliate or to any person or entity that acquires or succeeds to all or substantially all of its business or assets by providing written notice to the other party hereto.

7.	LIMITATION OF LIABILITY

THE MAXIMUM AGGREGATE LIABILITY OF VENDOR AND ITS MANAGERS, MEMBERS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS AND CONTRACTORS (COLLECTIVELY, "RELATED PARTIES") FOR DAMAGES UNDER THIS AGREEMENT FOR ANY AND ALL CAUSES WHATSOEVER, AND COMPANY’S MAXIMUM REMEDY, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, WILL BE LIMITED TO AN AMOUNT EQUAL TO THE ACTUAL DAMAGES SUFFERED BY THAT PARTY. IN NO EVENT WILL EITHER PARTY OR ITS RELATED PARTIES BE LIABLE FOR ANY LOST PROFITS, BUSINESS INTERRUPTION OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING OUT OF OR RELATING TO THE SERVICES PROVIDED UNDER THIS AGREEMENT; PROVIDED, THAT THE FOREGOING LIMITATION shall not apply to any Claim subject to indemnification under Section 8 that is brought by a third party.

8.	Indemnification and Insurance.

8.1.           Each party (the “Indemnifying Party”) shall defend, indemnify and hold harmless the other party and its affiliates, directors, officers, and employees (collectively, the “Indemnitees”) from and against any and all liabilities, losses, damages, costs, and expenses (including without limitation reasonable attorney’s fees) incurred by the Indemnities in connection with any claim, suit action, demand or judgment in each case initiated by a third party (“Claim”) to the extent that such Claims arise from: (i) the Indemnifying Party’s negligence or willful misconduct in performing its obligations hereunder; or (ii) the Indemnifying Party’s breach of any material term or condition of this Agreement.

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8.2.          Each party agrees to give the other prompt written notice of any Claims for which the other might be liable under this Section 8 and the opportunity to defend, negotiate and settle such Claims. Each party shall provide the other with all information in its possession and all reasonable assistance necessary to enable the other to carry on the defense of such suit, at the other’s expense. An Indemnitee that intends to claim indemnification under this Section 8 shall promptly notify the the Indemnifying Party in writing of any Claim in respect of which the Indemnitee or any of its directors, officers, and employees intend to claim such indemnification; provided, however, that any failure or delay in giving such notice shall only excuse the Indemnifying Party from its indemnity obligations hereunder to the extent that the Indemnifying Party is prejudiced thereby. The Indemnitee shall permit, and shall cause its affiliates and their respective directors, officers, and employees to permit, the Indemnifying Party, at its discretion, to defend and/or settle any such Claim at the Indemnifying Party’s sole expense, and agrees to the complete control of such defense or settlement by the Indemnifying Party; provided, however, such settlement does not adversely affect the Indemnitee’s rights under this Agreement or impose any obligations on the Indemnitee in addition to those set forth herein in order for the Indemnifying Party to exercise such rights. No such Claim shall be settled without the prior written consent of the Indemnifying Party, not to be unreasonably withheld, and the Indemnifying Party shall not be responsible for any legal fees or other costs incurred other than as provided herein. The Indemnitee shall cooperate fully with the Indemnifying Party and its legal representatives in the investigation and defense of any Claim covered by this indemnification, all at the reasonable expense of the Indemnifying Party. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and expense.

8.3.          Each party shall maintain sufficient insurance to cover its obligations hereunder. Upon either party’s request, the other party shall provide evidence of coverage. Each party warrants that its assets are sufficient to cover any self-insurance liability it assumes under this Agreement.

9.	ENTIRE AGREEMENT; AMENDMENT

This Agreement constitutes the entire understanding between COMPANY and VENDOR, and supersedes all prior and contemporaneous agreements, arrangements, representations and communications (whether oral or written) regarding the subject matter of this Agreement. This Agreement may not be modified, amended, or supplemented except by an agreement in writing signed by all of the parties hereto.

10.	WAIVER / SEVERABILITY

Waiver of any breach or failure to enforce any term of this Agreement will not be deemed a waiver of any breach or right to enforce which may thereafter occur. No waiver may be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein. If any term or provision of this Agreement is found by a court of competent jurisdiction to be illegal, invalid, or otherwise unenforceable, such term or provision will not affect the Agreement's other terms or provisions, or the whole of this Agreement, but such term or provision will be deemed modified to the extent necessary in the court's opinion to render such term or provision enforceable, and the rights and obligations of the parties will be construed and enforced accordingly, preserving to the fullest permissible extent the intent and the agreements of the parties.

11.	APPLICABLE LAW AND VENUE

This Agreement shall be governed by the laws of the State of New york, excluding choice of law provisions.

12.	NOTICES

Any notice or other communication under this Agreement will be in writing and will be effective upon the earlier of actual receipt, three days following deposit into the United States mail (certified mail, return receipt requested), the next business day following deposit with a nationally recognized overnight courier service, or the same day following transmission of a legible facsimile copy during regular business hours, in each case with any delivery fees pre-paid and addressed to the party at the address set forth on the first page of this Agreement or such other address as that party may notify the other from time to time in accordance with this Section 12.

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13.	DISPUTE RESOLUTION

13.1.          Should any disputes arise between the parties, COMPANY and VENDOR agree to use their best efforts to resolve them amicably. If such a dispute may not be resolved between the parties, then any controversy, claim or dispute arising out of or relating to the performance, construction, interpretation or enforcement of this Agreement, including disputes as to the scope of this Section 13 shall, if not resolved through good faith negotiations between the parties (including mutually agreeable mediation provisions), be submitted to mandatory, binding, confidential arbitration pursuant to the Federal Arbitration Act, 9 U.S.C.§1 et seq. Arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then pertaining, except where those rules conflict with this provision, in which case this provision shall control. The arbitration shall take place as soon as practicable thereafter in such location as may be agreed to by the parties. The number of arbitrators shall be three (3), one (1) of whom is selected by VENDOR, one (1) of whom is selected by COMPANY, and one (1) of whom shall be jointly selected by the parties (or by the other two arbitrators if the parties cannot agree within fifteen (15) days of selecting the other two arbitrators); provided, that each arbitrator selected shall be an attorney who has at least fifteen (15) years of experience with a law firm or corporate law department or who was a judge of a court of general jurisdiction or listed on the AAA’s National Roster of Arbitrators. The arbitration award shall be final and binding and it may be confirmed and enforced in any court of competent jurisdiction. The arbitration proceeding shall commence no later than forty-five (45) days from the date of the selection of the arbitrator. The arbitrator shall issue the award no later than thirty (30) days from the close of the hearing. Each party shall pay for all attorney fees it incurs in connection with the arbitration. Each party shall share equally in the costs of the arbitration. Each party shall have the right to institute judicial proceedings against the other party or anyone acting by, through or under such other party (including the right to seek and to obtain injunctive relief) to enforce the instituting party’s arbitration rights or the decision of the arbitrators.

13.2.          The arbitration provisions of this Section 13 shall not apply to (i) any action by a party seeking injunctive relief (or other provisional remedy) or (ii) any action that must be commenced or filed (or not be dismissed) to avoid prejudicing a party’s rights. In addition, and notwithstanding anything in this Section 13 to the contrary, any claim for indemnification by one party against the other party may be brought in the court in which the underlying claim that gives rise to the indemnification claim is pending, and each of the parties consents to personal jurisdiction, and waives any objection that it may have to the laying of venue of any such action or proceeding, in such court.

14.	MISCELLANEOUS

14.1.          Independent Contractor. VENDOR is an independent contractor of COMPANY, and neither party will have the authority to bind, represent or commit the other. Nothing in this Agreement will be deemed or construed to create a joint venture, partnership, or agency relationship between the parties for any purpose. VENDOR and its employees will not be entitled to any of COMPANY's benefits, including, without limitation, (a) income tax withholding; or (b) 401(k) or other retirement benefits. VENDOR will be solely responsible for the withholding and payment of all taxes and insurance premiums owed by its employees, including workers' compensation insurance.

14.2.          Survival.    The terms of Sections 2, 4, 5, 6.2, 7, 8, 10, 11, 13 and 14 and other sections which by their nature are intended to extend beyond termination will survive termination of this Agreement for any reason.

14.3.          Authority.    This Agreement will become valid and binding on each party only upon execution by each party's respective duly authorized representative.

14.4.           Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

14.5.          Headings. The headings of sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

14.6.          Force Majeure. Neither party shall be liable, in any manner, for failure to meet its obligations pursuant to this Agreement (other than its obligation to pay money) to the extent that such failure is directly or indirectly caused by matters which are beyond the reasonable control of such party, including without limitation any delay or failure due to: strikes or labor disputes; earthquakes, storms, floods or other extreme weather or acts of God; war, terrorism or civil commotion; fires; explosions; delay of carriers, suppliers, utilities or telecommunication providers.

14.7.          Multiple Counterparts. This Agreement may be executed in multiple counterparts, including by facsimile signature, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written, and represent that the persons whose signatures appear below are duly authorized to execute this Agreement.

Sonexus Health, LLC	Dyax Corp.

By: /s/Jan Nielson	By: /s/R.J. Berard

Name: Jan Nielson	Name: R.J. Berard

Title: Division President, Access and Patient Support	Title: Senior VP

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Sample Statements of Work

This Statement of Work is dated ____, and is governed by the terms of the Master Services Agreement (the “Agreement”) dated _______ between Sonexus Health, LLC (“Vendor”) and Dyax Corp. (“Company”). In the event of a conflict between any of the terms or provisions of this Statement of Work and the Agreement, the terms of this Statement of Work (SOW) shall prevail. Any capitalized terms used but not defined herein shall have the respective meanings set forth in the Agreement.

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